As filed with the Securities and Exchange Commission on November 21, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST INTERNET BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	6022	20-3489991
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

First Internet Bancorp

8888 Keystone Crossing, Suite 1700

Indianapolis, Indiana 46240

Telephone: (317) 532-7900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kay E. Whitaker

Senior Vice President-Finance, Chief Financial Officer and Secretary

First Internet Bancorp

8888 Keystone Crossing, Suite 1700

Indianapolis, Indiana 46240

Telephone: (317) 532-7900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David C. Worrell	Kevin M. Houlihan
Faegre Baker Daniels LLP	Patton Boggs LLP
600 East 96th Street, Suite 600	2550 M Street, NW
Indianapolis, Indiana 46240	Washington, DC 20037
Phone: (317) 569-9600	Phone: (202) 457-6000
Fax: (317) 569-4800	Fax: (202) 457-6315

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-191475)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, no par value	$2,990,000	(1)	$385.12	(1)(2)

(1)         The registration fee is calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Estimate includes the offering price of shares subject to the underwriters’ option to purchase additional shares.

(2)         The registrant previously registered shares of its common stock having a proposed maximum aggregate offering price of $28,750,000 on a Registration Statement on Form S-1 (File No. 333-191475), which was declared effective November 21, 2013. In accordance with Rule 462(b) promulgated under the Securities Act, additional shares having a proposed aggregate maximum offering price of $2,990,000 are hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by First Internet Bancorp (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended, for the purposes of registering additional shares of common stock, no par value, of First Internet Bancorp having a maximum aggregate offering price of $2,990,000.

This registration statement relates to the public offering of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-191475) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on November 21, 2013 and the contents of which are incorporated herein by reference into, and shall be deemed part of, this registration statement. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm.

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on November 22, 2013), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than November 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Indianapolis, Indiana, on the 21st day of November, 2013.

FIRST INTERNET BANCORP

By:	/s/ DAVID B. BECKER
David B. Becker
Chief Executive Officer, President and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the 21st day of November, 2013.

Signature		Title

By:	/s/ DAVID B. BECKER	Chief Executive Officer, President and Chairman
	David B. Becker	(Principal Executive Officer)

By:	/s/ KAY E. WHITAKER	Senior Vice President—Finance and Chief
	Kay E. Whitaker	Financial Officer (Principal Financial and Accounting Officer)

By:	*	Director
John K. Keach, Jr.

By:	*	Director
Ann D. Murtlow

By:	*	Director
Jerry Williams

By:	*	Director
David R. Lovejoy

By:	*	Director
Ralph R. Whitney

By:	*	Director
Jean L. Wojtowicz

*     Kay E. Whitaker, by signing her name hereto, does hereby sign this document on behalf of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

/s/ KAY E. WHITAKER
Kay E. Whitaker
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Faegre Baker Daniels, LLP
23.1	Consent of Faegre Baker Daniels, LLP (contained in Exhibit 5.1)
23.2	Consent of BKD LLP
24.1	Power of attorney (included in Registrant’s Registration Statement on Form S-1 (File No. 333-191475))